Exhibit 5.1

September 3, 2021

Utz Brands, Inc.

900 High Street
Hanover, PA 17331

Re: Utz Brands, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Utz Brands, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the sale of an aggregate of up to $750,000,000 of the following securities, in one or more series or classes, separately or together: (i) shares of the Company’s Class A Common Stock, par value $0.0001 (“Class A Common Stock”), (ii) shares of the Company’s Preferred Stock, par value $0.0001 (“Preferred Stock”), (iii) shares of depository stock (the “Depositary Stock”), (iv) debt securities in one or more series (“Debt Securities”), which will consist of either the Company’s senior debt or the Company’s subordinated debt, under an indenture between the Company and a trustee; (v) guarantees of the Company to be issued in connection with the Debt Securities (“Guarantees”) in one or more series, which will consist of either the Company’s senior debt or the Company’s subordinated debt, under an indenture between the Company and a trustee, (vi) warrants to purchase Class A Common Stock, Preferred Stock, and Debt Securities (“Warrants”), (vii) subscription rights to purchase the Company’s equity or debt securities (“Subscription Rights”), (viii) contracts for the purchase and sale of Class A Common Stock or Preferred Stock (“Stock Purchase Contracts”) (ix) and units consisting of one or more of the foregoing Securities (as defined below) in any combination (“Units”). The Class A Common Stock, the Preferred Stock, the Depositary Stock and related depositary receipts, the Debt Securities, the Guarantees, the Warrants, the Subscription Rights, the Stock Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an aggregate initial offering price not to exceed $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Depositary Stock and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Debt Securities and any Guarantees thereof will be issued under an Indenture (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

The Subscription Rights will be issued pursuant to one or more Subscription Rights Agreements (each, a “Subscription Rights Agreement”) between the Company and a subscription rights agent named therein.

The Stock Purchase Contracts will be issued pursuant to one or more Stock Purchase Contract Agreements (each, a “Stock Purchase Contract Agreement”) between the Company and a stock purchase contract agent named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indenture, the Warrant Agreements, the Subscription Rights Agreements, the Stock Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the form of the Indenture, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company. We also have assumed that, with respect to the issuance of any shares of Class A Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreements will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreements and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the Delaware General Corporation Law, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreements and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreements and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	With respect to the Class A Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Class A Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Class A Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) of the Company and otherwise in accordance with the provisions of such agreement, the Company’s certificate of incorporation, the Company’s bylaws and the Delaware General Corporation Law, the Class A Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the Company’s certificate of incorporation, the Company’s bylaws and the Delaware General Corporation Law, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Depositary Stock, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Stock, the issuance and terms of the Depositary Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Preferred Stock underlying the Depositary Stock will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Stock against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Stock will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

4.	With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board or duly authorized officers of the Company (such Board or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the due execution, authentication, issuance and delivery of the securities underlying such Guarantees, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the applicable Company Authorizing Party to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.	With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the applicable Company Authorizing Party to authorize and approve the issuance and terms of any Subscription Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.	With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Stock Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Stock Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Stock Purchase Contract Agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9.	With respect to the Units, assuming (a) the taking of all necessary corporate action by the applicable Company Authorizing Party to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) any Class A Common Stock or Preferred Stock that are components of such Units and/or issuable under any Stock Purchase Contracts, Warrants or Subscription Rights that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable and the Debt Securities, Guarantees or Warrants that are components of such Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Company’s certificate of incorporation, the Company’s bylaws and the Delaware General Corporation Law, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 9 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of the provisions of the Indenture relating to the separability of provisions of the Indenture.

The Company was formed as Collier Creek Holdings, a Cayman Islands exempted company (“CCH”), which, on August 28, 2020 (the “Closing Date”) consummated its business combination pursuant to that certain Business Combination Agreement dated as of June 5, 2020 (the “Business Combination Agreement”), among the Company, Utz Brands Holdings, LLC, a Delaware limited liability company (“Utz Brands Holdings”), Series U of UM Partners, LLC, a series of a Delaware limited liability company and Series R of UM Partners, LLC, a series of a Delaware limited liability company. As contemplated by the Business Combination Agreement, on the Closing Date, Collier Creek Holdings domesticated into a Delaware corporation and consummated the acquisition of certain company units of Utz Brands Holdings, the parent of Utz Quality Foods, LLC, as a result of a new issuance by Utz Brands Holdings and purchases from Utz Brands Holdings’ existing equityholders pursuant to the Business Combination Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Cozen O’Connor P.C.

Cozen O’Connor P.C.

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